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                                                                    EXHIBIT 3.19

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                       Filed 02:45 PM 10/20/1999
                                                             991444538 - 3113953

                          CERTIFICATE OF INCORPORATION
                                       OF
                            TransCore Atlantic, Inc.

                                    * * * * *


      1. The name of the corporation is TransCore Atlantic, Inc.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock that the corporation shall have authority to issue is: One Thousand (1,000) and the par value of each of such share is $.01.

      5. The name and mailing address of each incorporator is as follows:

NAME                                                              MAILING ADDRESS
----                                                              ---------------
M. A. Brzoska                                                     1209 Orange Skeet
                                                                  Wilmington, Delaware  19801

D. J. Murphy                                                      1209 Orange Street
                                                                  Wilmington, Delaware  19801

L. J. Vitalo                                                      1209 Orange Street
                                                                  Wilmington, Delaware  19801

      5A. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME                                                              MAILING ADDRESS
----                                                              ---------------
John M. Worthington                                               8158 Adams Drive, Liberty Centre
                                                                  Bldg. 200

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
                                                                  Hummelstown, PA  17036

David G. Sparks                                                   8158 Adams Drive, Liberty Centre
                                                                  Bldg. 200
                                                                  Hummelstown, PA  17036

      6. The corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this Twentieth day of October, 1999.

                                    /s/ M.A. Brzoska
                                    ----------------
                                    M.A. Brzoska

                                    /s/ D.J. Murphy
                                    ---------------
                                    D.J. Murphy

                                    /s/ L.J. Vitalo
                                    ----------------
                                    L.J. Vitalo